UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 28, 2025

Kennametal Inc.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania		1-5318	25-0900168

(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)

525 William Penn Place
Suite 3300
Pittsburgh,	Pennsylvania		15219

(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (412) 248-8000

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Capital Stock, par value $1.25 per share	KMT	New York Stock Exchange
Preferred Stock Purchase Rights		New York Stock Exchange

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 28, 2025, the Board of Directors (the “Board”) of Kennametal Inc. (the “Company”) announced the appointment of Doug Dietrich, age 55, to serve as a member of the Board of Directors to hold office from February 1, 2025 until the Annual Meeting of Shareholders in October 2025, where he would be proposed to be elected. He will also serve on the Audit Committee of the Board.
Mr. Dietrich is the Chairman of the Board and Chief Executive Officer of Minerals Technologies Inc. (“MTI”), serving in the role of Chief Executive Officer since 2016 and Chairman of the Board since March 2021. MTI is a publicly traded specialty minerals company that develops, produces, and markets a broad range of mineral and mineral-based products, related systems and services. Since joining MTI in 2007, Mr. Dietrich held numerous key management positions, including Senior Vice President, Finance and Treasury and Chief Financial Officer with responsibility for the overall finance function, and Vice President, Corporate Development and Treasury where he led Corporate Strategy and M&A initiatives.
Mr. Dietrich is eligible to participate in all customary compensation plans applicable to non-employee members of the Board, as described in the Company’s definitive proxy statement filed on September 17, 2024. He is also entitled to reimbursement of reasonable out-of-pocket expenses incurred in connection with his service on the Board and his attendance at Board and Committee meetings.
Mr. Dietrich will be entering into an Indemnification Agreement with the Company in the form previously approved by the Board. Under the Indemnification Agreement, a form of which was filed as Exhibit 10.2 to the Form 8-K filed by the Company on March 22, 2005 and is incorporated herein by reference, Mr. Dietrich will be entitled to be held harmless and indemnified by the Company against liability other than for willful misconduct or recklessness. The Indemnification Agreement also provides for the advancement of expenses.
There are no arrangements or understandings between Mr. Dietrich and any other person pursuant to which Mr. Dietrich was appointed to the Board. Mr. Dietrich has not entered into any transactions with the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01 Other Events.
On January 28, 2025, the Company’s Board of Directors declared a quarterly cash dividend of $.20 per share. The dividend is payable on February 25, 2025 to shareholders of record as of the close of business on February 11, 2025.
On January 30, 2025, the Company issued a press release announcing Mr. Dietrich’s election as a member of the Board of Directors. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
99.1 Doug Dietrich Press Release dated January 30, 2025
104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNAMETAL INC.

Date:	January 30, 2025	By:	/s/ Michelle R. Keating
Michelle R. Keating
Vice President, Secretary and General Counsel

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